EXHIBIT 99.3

                         HURRICANE TEST LABORATORY, INC.
                 Windows * Doors * Store-Front * Curtain Walls *
                   *Shutters * EIFS * Metal Building Systems

         LARGE MISSILE IMPACT TEST REPORT (R&D) - NOT FOR CERTIFICATION

Test Date: 09/03/98    Job Tracking #: 0177-0904-98    Speciman#: 1    Page#: 1

                              CUSTOMER INFORMATION

1.0      NAME OF APPLICANT:        GINSITE MATERIALS, INC.
                                   6781 W.  Sunrise Blvd.
                                   Plantation, Florida 33313
2.0  CONTACT PERSON:               Henry Max
3.0  HTL NOTIFICATION #:             N/A
4.0  HTL LAB CERTIFICATION #:      98 0127 02 (Miami-Dade)
                                   TL9704A (SBCCI)

                               PRODUCT DESCRIPTION

5.0  DESCRIPTION OF TESTED UNITS:

     5.1  Model Designation: Ginsite Wall System

     5.2  Overall Size: 48-in.(w) x 48-in. (h)

     5.3 General Description: Each sample consisted of a 4-ft. x 4-ft., 2-in. x 6-in. wood perimeter frame, with 2-in. x 4-in. wood studs placed 15-in. on center. A sheet of 1/2 -in. thick 1-in. density styrofoam was used on the back of the wood studs. The system was then placed on the front side of the wood stud assembly. The impacted side of the specimen consisted of the following components:

          (a)  1/2-in. Cellofoam Polystyrene (R-value 2.9) styrofoam (1st layer)

          (b)  1/2-in. KCM (#002-653316-7) pressboard (2nd layer)

          (c)  1/8-in. Ginsite Coating (exposed layer)


                                  TEST RESULTS

6.0  LARGE MISSILE IMPACT TEST:

   6.1   IMPACT DATA:

Impact #      Velocity      Permanent      Missile           Missile      X              Y
              (ft/s)        Deflection     Length (in.)      Weight       Coordinate     Coordinate
                            (in.)                            (lbs.)       (in.)          (in.)
--------      --------      -----------    -----------       -------      ----------     -----------

1             49.26         0.13           97.00             9.00         32.00          24.00





               8011-B2 Monetary Drive * Riviera Beach, FL 33404 *
                       (561) 881-0020 FAX (561) 881-0075

         LARGE MISSILE IMPACT TEST REPORT (R&D) - NOT FOR CERTIFICATION

Test Date: 09/03/98  Job Tracking #: 0177-0904-98    Speciman#: 1      Page#: 2


   6.2   IMPACT LOCATIONS AND REMARKS:


     Impact # 1 hit the intended target resulting in the recorded measurements.

                                                                       [picture]



     This sample was not cycled after impact as specified in Miami-Dade PA 201 and SBCCI SSTD 12- 97. Please be advised that successful completion of testing by HTL in no way constitutes approval of this product by Miami-Dade County, SBCCI, or HTL.


7.0  SUMMARY OF RESULTS:

Test Method                      Test Conditions           Test Conclusion
-------------------------        ----------------------    ----------------
Large Missile Impact Test        PA201 & SSTD 12-97        PASS



MISCELLANEOUS INFORMATION

8.0  CERTIFICATION & DISCLAIMER STATEMENT:
   The test and the results summarized in this test report were conducted in accordance with the specifications of the applicable codes, standards & test methods listed below by the Hurricane Test Laboratory, Inc. located at 6655 Garden Road, Riviera Beach, FL 33404. This report is only intended for the use of the entity named in section 1.0 of this report.

9.0  APPLICABLE CODES, STANDARDS & TEST METHODS:
   Metro-Dade County Protocol PA 201 - Impact Testing Criteria.
   SBCCI SSTD 12-97 - Test Standard for Determining Impact Resistance From Windborne Debris.

10.0 LIST OF OFFICIAL OBSERVERS: Joe Gibson - HTL, Technician Terry Roberts - HTL, Technician Henry Max - GINSITE MATERIALS, INC.